                                                                   EXHIBIT 23(a)












                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LaBarge, Inc.:

We consent to incorporation by reference in the Registration Statements No. 33-53583 and No. 33-31330 on Form S-8 of LaBarge, Inc. of our report dated August 9, 1999, relating to the consolidated balance sheets of LaBarge, Inc. and subsidiaries as of June 27, 1999 and June 28, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows, and related schedule for each of the years in the three-year period ended June 27, 1999, which report appears in the June 27, 1999 Annual Report on Form 10-K of LaBarge, Inc.








KPMG LLP
St. Louis, Missouri
September 23, 1999

                                                                   EXHIBIT 23(a)













                          INDEPENDENT AUDITORS' CONSENT

The Board of Managers
NotiCom L.L.C.:

We consent to incorporation by reference in the registration statements (Nos. 33-53583 and 33-31330) on Form S-8 of LaBarge, Inc. of our report dated July 23, 1999 relating to the balance sheet of NotiCom L.L.C. as of June 27, 1999, and the related statements of operations, members' equity, and cash flows for the period from July 22, 1998 (inception) through June 27, 1999, which report appears in the June 27, 1999 annual report on Form 10-K of LaBarge, Inc.



/s/ KPMG LLP

St. Louis, Missouri
September 23, 1999